Exhibit 99.1

NEWS RELEASE

Nabors Announces Third Quarter 2022 Results

HAMILTON, Bermuda, October 25, 2022 /PRNewswire/ -- Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported third quarter 2022 operating revenues of $694 million, an increase of approximately 10%, compared to operating revenues of $631 million in the second quarter of 2022. The net loss attributable to Nabors shareholders for the quarter was $14 million, or $1.80 per share. This compares to a loss of $83 million, or $9.41 per share, in the second quarter. The third quarter results included a non-cash gain of $34 million, or $3.74 per share, related to mark-to-market treatment of Nabors’ warrants, while the second quarter results included a non-cash charge for the warrants of $22 million, or $2.42 per share. Third quarter adjusted EBITDA was $191 million, a 21% increase compared to $158 million in the previous quarter.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “We had an outstanding third quarter. All of our operating segments grew sequentially. Total adjusted EBITDA increased to pre-pandemic levels, and the U.S. Drilling segment once again delivered strong growth, largely driven by continued dayrate increases in the Lower 48 market. Daily margin and EBITDA also improved in our International segment. In Drilling Solutions, the annual EBITDA run rate exceeded $100 million, and gross margin set another all-time high.

“The Lower 48 remains robust. For some time, leading-edge daily revenue has been significantly higher than our quarterly average. This remains the case today. In the third quarter our average daily revenue increased by more than $3,600 sequentially, or 14%. Meanwhile, leading-edge daily revenue is nearly $10,000 higher than the third quarter’s average.

“High utilization and strong demand in the Lower 48 for high-specification rigs reflect the constructive commodity price environment and our customers’ strong appetite for technologies that deliver high-end drilling performance. We expect additional rig count growth from our largest customers through the end of 2022. The discussions underway for 2023 reinforce our confidence in our target to reach 100% utilization of our high-specification fleet in 2023.

“The growth outlook in our International segment has solidified. In Saudi Arabia, our customer has recently agreed to renew 24 rigs on four-year term contracts at current market rates. As a result, over the past several quarters, 33 of the 43 rigs in the existing SANAD fleet have been extended on four-year term contracts. SANAD expects to redeploy an existing rig and add one more newbuild rig in the current quarter. Early in 2023, the remaining three newbuilds from Saudi Aramco’s initial award should start operations. In Latin America, over the next few quarters we expect to add several units across markets.

“Revenue in our Drilling Solutions segment accelerated in the third quarter, growing sequentially by 11%. This improvement was broad-based, as Nabors U.S. rigs, third-party U.S. rigs, and International all saw faster growth in the quarter.

“We are very encouraged by the progress we have made in our Energy Transition initiatives. On one of our rigs, we recently deployed our innovative energy storage solution using ultracapacitors, instead of lithium batteries. In addition, testing of our hydrogen injection module is now underway on another rig. Finally, we are in the process of installing another seven PowerTAPTM modules, which allows us to connect these rigs directly and quickly to the grid. We will have 15 units deployed by year end, and another 10 in 2023.”

NEWS RELEASE

Segment Results

The U.S. Drilling segment reported $114.5 million in adjusted EBITDA for the third quarter of 2022, a 31% increase from the prior quarter. Nabors’ average Lower 48 rig count, at 92.1, increased by three rigs. Daily adjusted gross margin in the Lower 48 market averaged $11,165, 28% higher than the prior quarter.

International Drilling adjusted EBITDA totaled $85.9 million, a 4% increase from the prior quarter. Improved performance in Saudi Arabia and Latin America led the growth. The International rig count averaged 74.6. Daily adjusted gross margin for the third quarter averaged $14,589, up slightly from the prior quarter.

Drilling Solutions adjusted EBITDA increased sequentially by 13% to $25.6 million. This improvement reflects increasing activity both in the U.S. and international markets, with higher installations across all product and service categories. Adjusted gross margin as a percentage of revenue in Drilling Solutions was 52%.

In Rig Technologies, adjusted EBITDA increased by 43% in the third quarter. Revenue increased by 12% sequentially, to $50 million, mainly due to higher capital equipment sales.

Adjusted Free Cash Flow

Adjusted free cash flow totaled $35 million in the third quarter. This result was primarily driven by higher financial results across all segments, strong collections, and disciplined capital spending. Capital expenditures for the third quarter totaled $96 million, including $14 million for the SANAD newbuilds.

In the third quarter, net debt was $2.16 billion, a $23 million reduction as compared to the second quarter. Free cash flow generated in the quarter drove the improvement in net debt.

William Restrepo, Nabors CFO, stated, “Third quarter results were significantly better than we anticipated. Across the company, we continued to experience strong pricing momentum coupled with higher activity levels, more than offsetting cost pressure in certain markets. Favorable pricing and activity trends continue to improve across the globe. We expect fourth quarter results for all segments to increase materially over those of the third quarter.

“The pace of dayrate increases has been particularly brisk in the Lower 48, where we have recently started to sign contracts with revenue per day approaching $40,000. This benchmark does not include additional revenue for Drilling Solutions. Utilization for our high-specification rigs now stands at 86% and as utilization for the industry continues to increase, we expect to see higher dayrates through the end of this year and into 2023. Clearly, our decision to keep most of our fleet on short term contracts has paid off. We are now adding some term onto our portfolio of contracts. At these leading edge dayrates, we believe it makes sense to contract a portion of our Lower 48 fleet on longer term.

“We have undertaken significant multi-year investments to enhance the quality of our Lower 48 fleet, expand our footprint in Saudi Arabia, develop our automation and robotics capabilities, grow our NDS offering, and launch our clean energy strategy. Even with these investments, we have achieved significant reductions in our net debt. We now expect to close the year with net debt just above $2 billion, which translates into Net Debt to Adjusted EBITDA of about 3x. We have accomplished this in a challenging environment. Reducing leverage remains one of our main strategic goals. Given the current environment and assuming favorable commodity prices persist, we are forecasting approximately $400 million in net debt reduction during 2023.”

NEWS RELEASE

Outlook

Nabors expects the following quarterly metrics:

U.S. Drilling

o	An increase in average Lower 48 rig count of four to five rigs vs. the third quarter average

o	Lower 48 adjusted gross margin per day of approximately $13,400 - $13,600

o	A $5 million decrease in EBITDA for Alaska and U.S. Offshore combined, mainly as our largest offshore rig goes down for maintenance

International

o	Rig count up approximately one rig vs. the third quarter average

o	Adjusted gross margin per day of approximately $14,900

Drilling Solutions

o	Adjusted EBITDA up by approximately 15% over the third quarter level

Rig Technologies

o	Adjusted EBITDA up by approximately $2 million over the third quarter level

Capital Expenditures

o	Capital expenditures of $100 to $120 million, of which approximately $60 million supports SANAD newbuilds

o	Capital expenditures for the full year 2022 of $380 to $400 million

Adjusted Free Cash Flow

o	Free cash flow for the full year 2022 above $100 million

Mr. Petrello concluded, “We are proud of our third quarter results. As we look ahead, the commodity price environment remains positive, globally, for both oil and gas. Several of our strategic initiatives – building the drilling performance software portfolio, targeting the third-party rig market, and modularizing our technology – are gaining momentum. These set us in a unique position to capitalize on the favorable market. With that, we anticipate even stronger results in the fourth quarter.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures.  The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.

Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.  Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per share amounts)	2022	2021	2022	2022	2021
Revenues and other income:
Operating revenues	$694,136	$524,165	$630,943	$1,893,618	$1,474,009
Investment income (loss)	4,813	200	822	5,798	1,401
Total revenues and other income	698,949	524,365	631,765	1,899,416	1,475,410

Costs and other deductions:
Direct costs	432,311	336,538	403,797	1,208,820	939,658
General and administrative expenses	57,594	52,897	58,167	169,400	159,137
Research and engineering	13,409	9,498	10,941	36,028	24,930
Depreciation and amortization	169,857	173,375	162,015	496,231	525,426
Interest expense	43,841	42,217	42,899	133,650	126,906
Other, net	(25,954)	22,758	14,528	68,975	96,559
Total costs and other deductions	691,058	637,283	692,347	2,113,104	1,872,616

Income (loss) from continuing operations before income taxes	7,891	(112,918)	(60,582)	(213,688)	(397,206)
Income tax expense (benefit)	12,352	2,784	9,353	35,376	37,228

Income (loss) from continuing operations, net of tax	(4,461)	(115,702)	(69,935)	(249,064)	(434,434)
Income (loss) from discontinued operations, net of tax	-	(20)	-	-	7

Net income (loss)	(4,461)	(115,722)	(69,935)	(249,064)	(434,427)

Less: Net (income) loss attributable to noncontrolling interest	(9,322)	(6,778)	(12,982)	(32,132)	(21,168)
Net income (loss) attributable to Nabors	(13,783)	(122,500)	(82,917)	(281,196)	(455,595)
Less: Preferred stock dividend	-	-	-	-	(3,653)
Net income (loss) attributable to Nabors common shareholders	$(13,783)	$(122,500)	$(82,917)	$(281,196)	$(459,248)

Amounts attributable to Nabors common shareholders:
Net income (loss) from continuing operations	$(13,783)	$(122,480)	$(82,917)	$(281,196)	$(459,255)
Net income (loss) from discontinued operations	-	(20)	-	-	7
Net income (loss) attributable to Nabors common shareholders	$(13,783)	$(122,500)	$(82,917)	$(281,196)	$(459,248)

Earnings (losses) per share:
Basic from continuing operations	$(1.80)	$(15.79)	$(9.41)	$(32.72)	$(62.26)
Basic from discontinued operations	-	-	-	-	-
Total Basic	$(1.80)	$(15.79)	$(9.41)	$(32.72)	$(62.26)

Diluted from continuing operations	$(1.80)	$(15.79)	$(9.41)	$(32.72)	$(62.26)
Diluted from discontinued operations	-	-	-	-	-
Total Diluted	$(1.80)	$(15.79)	$(9.41)	$(32.72)	$(62.26)

Weighted-average number of common shares outstanding:
Basic	9,099	7,907	9,081	8,830	7,490
Diluted	9,099	7,907	9,081	8,830	7,490

Adjusted EBITDA	$190,822	$125,232	$158,038	$479,370	$350,284

Adjusted operating income (loss)	$20,965	$(48,143)	$(3,977)	$(16,861)	$(175,142)

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	December 31,
(In thousands)	2022	2022	2021

	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$425,070	$417,978	$991,488
Accounts receivable, net	302,963	278,112	287,572
Other current assets	237,873	227,290	222,749
Total current assets	965,906	923,380	1,501,809
Property, plant and equipment, net	3,100,293	3,186,849	3,348,498
Other long-term assets	702,356	690,754	675,057
Total assets	$4,768,555	$4,800,983	$5,525,364

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$-	$-	$-
Other current liabilities	559,166	524,058	525,228
Total current liabilities	559,166	524,058	525,228
Long-term debt	2,585,517	2,601,510	3,262,795
Other long-term liabilities	344,702	394,210	343,120
Total liabilities	3,489,385	3,519,778	4,131,143

Redeemable noncontrolling interest in subsidiary	683,005	680,403	675,283

Equity:
Shareholders' equity	439,241	453,200	590,656
Noncontrolling interest	156,924	147,602	128,282
Total equity	596,165	600,802	718,938
Total liabilities and equity	$4,768,555	$4,800,983	$5,525,364

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except rig activity)	2022	2021	2022	2022	2021
Operating revenues:
U.S. Drilling	$297,178	$173,441	$253,008	$767,769	$477,346
Canada Drilling	-	6,034	-	-	39,336
International Drilling	306,355	270,008	296,320	881,705	772,128
Drilling Solutions	61,981	45,880	55,879	172,042	120,697
Rig Technologies (1)	50,496	42,053	45,094	132,326	102,353
Other reconciling items (2)	(21,874)	(13,251)	(19,358)	(60,224)	(37,851)
Total operating revenues	$694,136	$524,165	$630,943	$1,893,618	$1,474,009

Adjusted EBITDA: (3)
U.S. Drilling	$114,486	$62,132	$87,371	$276,122	$180,702
Canada Drilling	(9)	1,607	(15)	(43)	14,274
International Drilling	85,922	76,211	82,446	239,616	210,144
Drilling Solutions	25,612	15,620	22,751	68,363	39,874
Rig Technologies (1)	4,818	3,005	3,364	7,138	4,507
Other reconciling items (4)	(40,007)	(33,343)	(37,879)	(111,826)	(99,216)
Total adjusted EBITDA	$190,822	$125,232	$158,038	$479,370	$350,284

Adjusted operating income (loss): (5)
U.S. Drilling	$37,776	$(19,700)	$8,288	$40,213	$(63,905)
Canada Drilling	(9)	1,371	(15)	(43)	2,670
International Drilling	(907)	(7,297)	4,605	(2,629)	(34,368)
Drilling Solutions	20,099	8,607	18,260	53,068	19,841
Rig Technologies (1)	3,412	1,926	2,127	2,788	(1,335)
Other reconciling items (4)	(39,406)	(33,050)	(37,242)	(110,258)	(98,045)
Total adjusted operating income (loss)	$20,965	$(48,143)	$(3,977)	$(16,861)	$(175,142)

Rig activity:
Average Rigs Working: (7)
Lower 48	92.1	67.6	89.3	88.3	62.5
Other US	7.7	5.0	7.1	7.2	5.0
U.S. Drilling	99.8	72.6	96.4	95.5	67.5
Canada Drilling	-	4.1	-	-	8.6
International Drilling	74.6	67.0	74.3	73.6	66.7
Total average rigs working	174.4	143.7	170.7	169.1	142.8

Daily Rig Revenue: (6),(8)
Lower 48	$29,190	$21,312	$25,566	$26,050	$21,314
Other US	70,661	88,175	70,181	70,953	83,177
U.S. Drilling (10)	32,380	25,940	28,852	29,449	25,908
Canada Drilling	-	16,056	-	-	16,693
International Drilling	44,658	43,789	43,808	43,859	42,410

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$11,165	$7,025	$8,706	$9,255	$7,450
Other US	38,034	53,947	36,300	37,215	52,251
U.S. Drilling (10)	13,232	10,272	10,738	11,371	10,777
Canada Drilling	-	5,654	-	-	6,758
International Drilling	14,589	14,375	14,331	14,033	13,582

1-3

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income (losses) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended September 30, 2022
(In thousands)	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$37,776	$(9)	$(907)	$20,099	$3,412	$(39,406)	$20,965
Depreciation and amortization	76,710	-	86,829	5,513	1,406	(601)	169,857
Adjusted EBITDA	$114,486	$(9)	$85,922	$25,612	$4,818	$(40,007)	$190,822

	Three Months Ended September 30, 2021
	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(19,700)	$1,371	$(7,297)	$8,607	$1,926	$(33,050)	$(48,143)
Depreciation and amortization	81,832	236	83,508	7,013	1,079	(293)	173,375
Adjusted EBITDA	$62,132	$1,607	$76,211	$15,620	$3,005	$(33,343)	$125,232

	Three Months Ended June 30, 2022
(In thousands)	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$8,288	$(15)	$4,605	$18,260	$2,127	$(37,242)	$(3,977)
Depreciation and amortization	79,083	-	77,841	4,491	1,237	(637)	162,015
Adjusted EBITDA	$87,371	$(15)	$82,446	$22,751	$3,364	$(37,879)	$158,038

	Nine Months Ended September 30, 2022
(In thousands)	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$40,213	$(43)	$(2,629)	$53,068	$2,788	$(110,258)	$(16,861)
Depreciation and amortization	235,909	-	242,245	15,295	4,350	(1,568)	496,231
Adjusted EBITDA	$276,122	$(43)	$239,616	$68,363	$7,138	$(111,826)	$479,370

	Nine Months Ended September 30, 2021
	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(63,905)	$2,670	$(34,368)	$19,841	$(1,335)	$(98,045)	$(175,142)
Depreciation and amortization	244,607	11,604	244,512	20,033	5,842	(1,171)	525,426
Adjusted EBITDA	$180,702	$14,274	$210,144	$39,874	$4,507	$(99,216)	$350,284

Adjusted EBITDA by segment represents adjusted income (loss) plus depreciation and amortization.

1-5

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2022	2021	2022	2022	2021
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$25,551	$(30,783)	$(937)	$10,018	$(93,526)
Plus: General and administrative costs	4,798	4,606	4,740	13,983	13,281
Plus: Research and engineering	1,652	1,296	1,611	4,902	2,671
GAAP Gross Margin	32,001	(24,881)	5,414	28,903	(77,574)
Plus: Depreciation and amortization	62,583	68,603	65,312	194,139	204,644
Adjusted gross margin	$94,584	$43,722	$70,726	$223,042	$127,070

Other - U.S. Drilling
Adjusted operating income (loss)	$12,225	$11,083	$9,225	$30,195	$29,621
Plus: General and administrative costs	343	531	307	1,034	1,608
Plus: Research and engineering	157	120	139	428	303
GAAP Gross Margin	12,725	11,734	9,671	31,657	31,532
Plus: Depreciation and amortization	14,127	13,229	13,771	41,770	39,962
Adjusted gross margin	$26,852	$24,963	$23,442	$73,427	$71,494

U.S. Drilling
Adjusted operating income (loss)	$37,776	$(19,700)	$8,288	$40,213	$(63,905)
Plus: General and administrative costs	5,141	5,137	5,047	15,017	14,889
Plus: Research and engineering	1,809	1,416	1,750	5,330	2,974
GAAP Gross Margin	44,726	(13,147)	15,085	60,560	(46,042)
Plus: Depreciation and amortization	76,710	81,832	79,083	235,909	244,606
Adjusted gross margin	$121,436	$68,685	$94,168	$296,469	$198,564

Canada Drilling
Adjusted operating income (loss)	$(9)	$1,371	$(15)	$(43)	$2,670
Plus: General and administrative costs	9	488	15	41	1,536
Plus: Research and engineering	-	30	-	-	115
GAAP Gross Margin	-	1,889	-	(2)	4,321
Plus: Depreciation and amortization	-	236	-	3	11,605
Adjusted gross margin	$-	$2,125	$-	$1	$15,926

International Drilling
Adjusted operating income (loss)	$(907)	$(7,297)	$4,605	$(2,629)	$(34,368)
Plus: General and administrative costs	12,599	10,908	13,056	38,137	32,935
Plus: Research and engineering	1,558	1,520	1,433	4,360	4,202
GAAP Gross Margin	13,250	5,131	19,094	39,868	2,769
Plus: Depreciation and amortization	86,830	83,509	77,842	242,247	244,514
Adjusted gross margin	$100,080	$88,640	$96,936	$282,115	$247,283

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2022	2021	2022	2022	2021
Net income (loss)	$(4,461)	$(115,722)	$(69,935)	$(249,064)	$(434,427)
(Income) loss from discontinued operations, net of tax	-	20	-	-	(7)
Income (loss) from continuing operations, net of tax	(4,461)	(115,702)	(69,935)	(249,064)	(434,434)
Income tax expense (benefit)	12,352	2,784	9,353	35,376	37,228
Income (loss) from continuing operations before income taxes	7,891	(112,918)	(60,582)	(213,688)	(397,206)
Investment (income) loss	(4,813)	(200)	(822)	(5,798)	(1,401)
Interest expense	43,841	42,217	42,899	133,650	126,906
Other, net	(25,954)	22,758	14,528	68,975	96,559
Adjusted operating income (loss) (1)	20,965	(48,143)	(3,977)	(16,861)	(175,142)
Depreciation and amortization	169,857	173,375	162,015	496,231	525,426
Adjusted EBITDA (2)	$190,822	$125,232	$158,038	$479,370	$350,284

(1) Adjusted operating income (loss) represents net income (loss) before income (losses) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense,  and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

1-7

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

	September 30,	June 30,	December 31,
(In thousands)	2022	2022	2021

	(Unaudited)
Long-term debt	$2,585,517	$2,601,510	$3,262,795
Less: Cash and short-term investments	425,070	417,978	991,488
Net Debt	$2,160,447	$2,183,532	$2,271,307

1-8

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED FREE CASH FLOW TO
NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,
(In thousands)	2022	2022	2022
Net cash provided by operating activities	138,950	$120,796	$301,100
Add: Capital expenditures, net of proceeds from sales of assets	(103,591)	(63,872)	(248,050)

Adjusted free cash flow	$35,359	$56,924	$53,050

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.  Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

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